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                                                                    EXHIBIT 10.6

                                                [FORM FOR MANAGEMENT EMPLOYEES -
                                                           DEFERRAL OPPORTUNITY]

                             RAIT INVESTMENT TRUST
                               PHANTOM SHARE PLAN

                                GRANT AGREEMENT

      THIS GRANT AGREEMENT is made and entered into as of the ____ day of ____________, 200__ (the "Date of Grant"), by and between RAIT Investment Trust, a Maryland real estate investment trust, ("RAIT") and ______________, an employee of RAIT or its subsidiaries or affiliates (the "Employee").

                                   RECITALS:

      WHEREAS, RAIT has established the RAIT Investment Trust Phantom Share Plan (the "Plan") for the benefit of its and its subsidiaries and affiliates employees and the non-employee members of RAIT's Board of Trustees;

      WHEREAS, in connection with the Employee's employment, the Committee has designated the Employee as a Participant in the Plan and determined to grant the Employee an award under the Plan; and

      WHEREAS, the Employee must designate a Beneficiary to receive any benefits due to the Employee under the Plan subsequent to the Employee's death.

      NOW, THEREFORE, in consideration of the mutual covenants contained in the Plan, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Designated Participant and Award of Rights. The Employee is designated as a Participant in the Plan under the terms of Article IV of the Plan, effective ___________ ___, 200__. The Employee's award is for _____ Phantom Shares, which shall be credited to the Employee's Account as of the date hereof. The Phantom Shares shall become vested according to Paragraph 2 below.

2. Vesting. The Employee's interest in the Phantom Shares covered by this Agreement shall become vested on the following dates, if the Employee is employed by the Employer on the applicable date:

      Date                                      Phantom Shares that Are Vested
      ----                                      ------------------------------

__________________                                     _________________

__________________                                     _________________

__________________                                     _________________

__________________                                     _________________

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The vesting of the Phantom Shares is cumulative, but shall not exceed 100% of the Phantom Shares subject to this award. If the foregoing schedule would produce fractional Phantom Shares, the number of Phantom Shares that become vested shall be rounded down to the nearest whole Phantom Share.

3. Forfeiture of Phantom Shares. If the Employee has a Separation from Service for any reason prior to vesting in any of the Phantom Shares as provided in Paragraph 2, the Phantom Shares that are not vested as of the date of the Employee's Separation from Service shall terminate and the Employee shall not have any redemption rights with respect to any of such unvested Phantom Shares.

[Note: The following are suggested alternative redemption dates for Employee grants.]

4. Redemption. Except as otherwise elected pursuant to Paragraph 5, [commencing on _______ ____, 200__, and on each _______ ___, thereafter while the Employee is employed by the Employer (the "Redemption Date"), RAIT shall redeem all of the vested Phantom Shares, as provided in Paragraph 2, then credited to the Employee's Account based on the Phantom Share Value of such Shares as of such date; provided, however, that if the Employee has a Separation from Service prior to any Redemption Date, the Redemption Date for any vested Phantom Shares not redeemed by RAIT shall be the last day of the Employee's employment with the Employer.] or [on each vesting date, as provided in Paragraph 2, while the Employee is employed by the Employer (the "Redemption Date"), RAIT shall redeem all of the Phantom Shares then credited to the Employee's Account that have vested as of such date.] or [on the earlier of (i) ____ ____, 200__, or (ii) the Employee's Separation from Service (the "Redemption Date"), RAIT shall redeem all of the vested Phantom Shares, as provided in Paragraph 2, then credited to the Employee's Account based on the Phantom Share Value of such Shares as of such date.] Any such redemption shall be paid within the 45-day period following the Redemption Date in a lump sum in cash. Notwithstanding the immediately preceding sentence, if after the Date of Grant RAIT's shareholders authorize the issuance of Shares under the Plan, the Committee may provide, in its sole discretion, that on any Redemption Date that occurs after such shareholder approval the vested Phantom Shares credited to the Employee's Account will be converted to an equivalent number of Shares and the Employee will receive a distribution of Shares in lieu of cash.

5. Deferrals. The Employee may make an irrevocable election to defer redemption of any of the Phantom Shares to a date that occurs after the applicable Redemption Date by completing the deferral form provided to the Employee by the Committee. Any such deferrals must be made in accordance with Article VIII of the Plan and must be filed with the Committee within the first thirty (30) days following the Date of Grant or within such other time or times after the Date of Grant prescribed by the Committee.

6. Dividends. If any dividends are declared with respect to the Shares after the Date of Grant, a cash payment will be paid to the Employee by RAIT equal to the amount of the dividend that would have been distributed if the Phantom Shares credited to the

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Employee's Account (including those Phantom Shares deferred pursuant to
Paragraph 5) at the time of the declaration of the dividend were Shares, irrespective of whether such Phantom Shares have vested pursuant to Paragraph 2. Such cash payment will be paid to the Employee at the same time dividends are paid to RAIT's shareholders.

7.    Beneficiary.

      (a) Pursuant to Section 2.02 of the Plan, I hereby designate as my primary Beneficiary(ies):

          Please Print

          A.  Name: ___________________________________

              Relationship: ___________________________

              Address: ________________________________

              Social Security Number: _________________

              Percentage of total benefit paid to this person: ___________

          B.  Name: ___________________________________

              Relationship: ___________________________

              Address: ________________________________

              Social Security Number: _________________

              Percentage of total benefit paid to this person: ___________

[Note:  If more than two are to be designated, please attach a separate sheet.]

If I have named more than one primary Beneficiary, and if at least one, but fewer than all, of those primary Beneficiaries survives me, I direct that the death benefit be divided among my surviving primary Beneficiaries in the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

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      (b) In the event none of the aforementioned primary Beneficiary(ies)
survive me, I designate the following individual(s) as Contingent Beneficiary (or Beneficiaries) to receive any benefits payable upon my death:

          Please Print

          A.    Name: ________________________________________

                Relationship: ________________________________

                Address: _____________________________________

                Social Security Number: ______________________

                Percentage of total benefit paid to this person: _____________

          B.    Name: ________________________________________

                Relationship: ________________________________

                Address: _____________________________________

                Social Security Number: ______________________

                Percentage of total benefit paid to this person: _____________

[Note: If more than two are to be designated, please attach a separate sheet.]

If I have named more than one Contingent Beneficiary, and if at least one, but fewer than all, of those Contingent Beneficiaries survives me, I direct that the death benefit be divided among my surviving Contingent Beneficiaries in the percentages indicated. If the percentages do not add up to 100%, the benefit payable shall be allocated by the ratio of the percentages.

8. Acknowledgment by Employee. By executing this document, the Employee hereby acknowledges that with respect to any right to payment from the Plan, the Employee is and shall be an unsecured general creditor of RAIT without any preference as against other unsecured general creditors of RAIT, and the Employee hereby covenants for himself, and anyone at any time claiming through or under the Employee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Employee also hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Agreement. The Employee further agrees to be bound by the determinations and decisions of the Committee with respect to the Plan and the Employee's rights to benefits under the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Employee, his Beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Employee.

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9. Terms and Conditions. This award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. All capitalized terms herein shall have the meaning specified in Article II of the Plan, unless otherwise defined in this Agreement.

10. Withholding Tax. All obligations of the Employer under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any federal (including FICA and Medicare), state and local taxes as a result of the vesting and/or redemption of any Phantom Shares. The Employer may also require the Employee to pay to the Employer any withholding taxes that the Employer is required to withhold.

11. Transferability. No Phantom Shares awarded to the Employee under this Agreement may be transferred, assigned, pledged, encumbered or exercised by the Employee and a Phantom Share may be redeemed during the lifetime of the Employee only by the Employee. Any attempt to transfer, assign, pledge, encumber or exercise the Phantom Shares by the Employee shall be null, void and without effect.

12. No Rights as Shareholder. The Employee shall not have any rights as a shareholder of RAIT, including the right to any cash dividends (except as provided in Section 4), or the right to vote, with respect to any Phantom Shares.

13. No Rights to Continued Employment. This award shall not confer upon the Employee any right to be retained in the employment of the Employer and shall not interfere in any way with the right of the Employer to terminate the Employee's employment at any time.

14. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the Date of Grant.

                                                       RAIT INVESTMENT TRUST

                                                       By: _____________________

I hereby accept the Phantom Shares described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

                                                       Employee: _______________

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